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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                             BARR LABORATORIES, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


         WE, THE UNDERSIGNED, Bruce L. Downey and Paul M. Bisaro, being respectively the president and the secretary of Barr Laboratories, Inc., hereby certify that:

         1. The name of the corporation is Barr Laboratories, Inc.

         2. The Certificate of Incorporation of said corporation was filed by the Department of State on 6th day of May, 1970.

         3. (a) The Certificate of incorporation is amended to decrease the number of shares of Cumulative Convertible Preferred Stock, Series A, which the corporation shall have authority to issue from 1,000,000 to zero. Since none of such 1,000,000 shares are outstanding, all of them shall resume the status which they had prior to being designated as shares of Series A. Preferred Stock, i.e., part of the class of 2,000,000 shares of preferred stock, par value $1.00 per share, which the Board of Directors has authority, without shareholder approval, to issue in one or more series and to determine the number of shares of any such series and the designation, relative rights, preferences and limitations thereof.

            (b) To effect the foregoing, Article Fourth of the certificate of incorporation is hereby amended by deleting therefrom the portion thereof captioned "Section 1 - Series A Preferred Stock" and the text of paragraphs (a) through (h) thereunder.

         4. The amendment of the certificate of incorporation was authorized by the majority vote of the board of directors at a meeting duly called and held on June 24, 1998.

         IT WITNESS WHEREOF, we have signed this certificate on the 24th day of June, 1998 and we affirm the statements contained therein as true under penalties of perjury.


                                                    BRUCE L. DOWNEY
                                                    --------------------------
                                                    Bruce L. Downey, President

                                                    PAUL M. BISARO
                                                    -------------------------
                                                    Paul M. Bisaro, Secretary